Exhibit 10.13

FORMATION AGREEMENT

This Formation Agreement (this “Agreement”) is effective as of [            ], 2011, by and between American Surgical Assistants, Inc., a Texas corporation (the “Company”), and CMC Associates, LLC, a Delaware limited liability company (“CMC”). The Company and CMC are referred to herein collectively as the “Parties” and each as a “Party.”

RECITALS

WHEREAS, American Surgical Holdings, Inc., a Delaware corporation (“ASH”), which is the sole shareholder of all of the common stock (“Common Stock”) of the Company, has entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 20, 2010 by and among AH Holdings, Inc. (“Parent”), AH Merger Sub, Inc. (“Merger Sub”) and ASH, which merger will become effective on the “effective time,” as defined in the Merger Agreement (the “Effective Time”);

WHEREAS, the completion of the Contribution (as defined below) pursuant to the terms of this Agreement is also a condition precedent to the consummation of the transactions contemplated by the Merger Agreement;

WHEREAS, CMC is a newly-formed, wholly-owned subsidiary of the Company;

WHEREAS, the Company is a class member in the class action lawsuit styled The American Medical Association v. United Healthcare Corporation, et al., 00 Civ. 2800, in the United States District Court for the Southern District of New York (the “UHC Pending Litigation”) and is currently subject to a class action settlement agreement (as amended, the “UHC Settlement Agreement”) under which the Company may be entitled to certain payments as compensation (“UHC Settlement Compensation”) for the release of its respective claims in the UHC Pending Litigation (the “UHC Released Claims”);

WHEREAS, the Company is currently a plaintiff in American Surgical Assistants v. Aetna Health, Inc., Aetna Life Ins. Co., Aetna Health Ins. Co., CA No. 4:09-CV-00631, in the United States District Court for the Southern District of Texas (the “Current Aetna Litigation”), which was transferred to and consolidated with In Re: Aetna, Inc. Out-of-Network “UCR” Rates Litigation, District of New Jersey Master Cause Number: 07-3541 (FSH), and is pending in the District of New Jersey, Individual Case Number: 09-4042 (FSH) (the “Aetna Class Litigation”)but will dismiss, or has dismissed, the Current Aetna Litigation, and anticipates becoming a class member, if and when a class action may be certified, in the Aetna Class Action or such other class action lawsuit that may be filed in the future in which the Company may assert that it is entitled to certain payments for services it provided to Aetna and its affiliates on or before December 31, 2008 (such other class actions are included within the term “Aetna Class Litigation”) as compensation (“Aetna Settlement Compensation”) for the release of its claims in the Aetna Class Litigation (the “Aetna Released Claims”) under certain terms and conditions which may be set forth in a written settlement agreement (the “Aetna Settlement Agreement”);

WHEREAS, the Company is contemplating becoming a class member, if and when a class action may be filed and certified, in actual or potential lawsuits against [Cigna/Great West] or Wellpoint, Inc. (including but not limited to American Medical Association et. al v. Wellpoint, Inc., CV09-2039, in the United States District Court for the Central District of California), or against their respective affiliates, in which the Company may assert that it is entitled to certain payments for services it provided to any such companies on or before December 31, 2008 (the “Other Potential Class Litigation”) as compensation (“Other Potential Settlement Compensation”) for the release of its claims in any Other Potential Class Litigation (the “Other Potential Claims”) under certain terms and conditions which may be set forth in a written settlement agreement (the “Other Potential Settlement Agreement”);

WHEREAS, the Company has determined that it is in the best interests of the Company and its stockholders to transfer the Transferred Assets and the Transferred Liabilities (each as defined below) to CMC and consummate the transactions contemplated by this Agreement (the “Contribution”);

WHEREAS, despite the fact that CMC is not a party to any of the UHC Pending Litigation, the Aetna Class Litigation or any Other Potential Class Litigation (collectively, the “Litigation”) as part of possessing and satisfying all of the benefits and burdens of ownership of the Transferred Assets, CMC will, pursuant to this Agreement, be liable for all claims and obligations arising from the Litigation;

WHEREAS, following the Contribution, the Company will distribute 100% of the membership interests of CMC to its sole shareholder, ASH, and at the Effective Time, ASH will distribute 100% of the membership interests of CMC pursuant to the terms of the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

CONTRIBUTION

1.1 Contribution of Transferred Assets and Transferred Liabilities. Prior to the Effective Time (as defined in the Merger Agreement), the Company and CMC shall execute the General Assignment, Bill of Sale and Assumption of Liabilities between the Parties in the form of Exhibit A attached hereto (the “Bill of Sale”), pursuant to which:

(a) the Company shall sell, transfer, convey, assign and deliver to CMC, and CMC shall accept, assume and receive, (i) all of the Company’s right, title and interest in and to up to $100,000 in cash, (ii) all of the Company’s equitable title to and beneficial interest in the UHC Settlement Compensation arising out of and in connection with the UHC Pending Litigation and the UHC Released Claims, (iii) all of the Company’s rights to participate in the Aetna Class Litigation, all of the Company’s equitable title to and beneficial interest in any Aetna Settlement

Compensation or any other proceeds payable to the Company pursuant to any judgment rendered in the Aetna Class Litigation and the Aetna Released Claims (collectively, the “Aetna Proceeds”), (iv) all of the Company’s rights to participate in any Other Potential Class Litigation, all of the Company’s equitable title to and beneficial interest in any Other Potential Settlement Compensation or any other proceeds payable to the Company pursuant to any judgment rendered in the Other Potential Class Litigation and the Other Potential Released Claims (collectively, the “Other Potential Proceeds”), and (v) all other proceeds or recoveries of money paid to the Company pursuant to the UHC Settlement Agreement, the Aetna Settlement Agreement (if any), and the Other Potential Settlement Agreement (if any) (collectively, the “Settlement Agreements”) (collectively, the interests described in clauses (ii), (iii) and (iv) above comprise the Transferred Beneficial Interests and the interests described in clauses (i) through (v) above comprise the “Transferred Assets”); provided, that any rights, proceeds, recoveries of money and other value arising out of or in connection with any agreement entered into by the Company or any of its subsidiaries that relate to the ongoing business operations of the Company or any of its subsidiaries on or after the date hereof (even if such agreement is entered into in connection with the settlement or other resolution of any of the Litigation) or arising out of or in connection with any services to be provided by the Company or its subsidiaries after the date hereof; and all interests, rights and properties of the Company and its subsidiaries not specifically included in the definition of the Transferred Assets, shall not be considered Aetna Proceeds or Other Potential Proceeds and are hereby expressly reserved and retained by the Company; and

(b) the Company shall transfer, convey and assign to CMC, and CMC shall accept, assume and agree to pay, satisfy, perform and fully discharge when due, all of the Company’s and its subsidiaries’ obligations and liabilities relating to or arising in connection with the Litigation, the Settlement Agreements, the UHC Released Claims, the Aetna Released Claims and the Other Potential Released Claims (collectively, the “Released Claims”) and the Transferred Beneficial Interests whether known or unknown, contingent, absolute or otherwise (collectively, the “Transferred Liabilities”).

The Transferred Assets and the Transferred Liabilities shall be a contribution by the Company to the capital of CMC and shall constitute the initial capitalization of the Company and the sole consideration to be delivered by the Company for membership interests in CMC.

1.2 Distribution of Membership Interests. After the consummation of the transactions contemplated by Section 1.1 and prior to the Effective Time, the Company shall distribute 100% of its membership interest in CMC to ASH, and at the Effective Time ASH shall, pursuant to written directions provided by CMC, distribute the membership interests in CMC in accordance with the terms of such written directions and the Merger Agreement. After the Effective Time the Company and ASH shall have no further obligations or liabilities (including any liability for failure to correctly distribute the CMC membership interests) other than the obligation to complete the distribution of membership interests pursuant to this Section 1.2.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of CMC. CMC hereby represents and warrants to the Company that:

(a) CMC is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of CMC. CMC has all requisite limited liability company power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted.

(b) CMC was recently formed in order to engage in the transactions contemplated under this Agreement and the Bill of Sale. The only business activities conducted by CMC prior to the date hereof have been in connection with the transactions contemplated by this Agreement, the Bill of Sale and any agreement related to such agreements, and the preparation of any documents related to any such agreements.

(c) The execution, delivery and performance of this Agreement and the Bill of Sale has been duly authorized by CMC. This Agreement and the Bill of Sale each constitutes a valid and binding obligation of CMC, enforceable in accordance with its terms. There are no other obligations or restrictions that will interfere with CMC’s ability to satisfy the Transferred Liabilities when due.

(d) CMC acknowledges and agrees that the Company makes no representations or warranties regarding the Settlement Agreements including whether the transactions contemplated pursuant to this Agreement breach or otherwise conflict with the terms of the Settlement Agreements.

2.2 Representations and Warranties of the Company. The Company hereby represents and warrants to CMC that:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Texas.

(b) The execution, delivery and performance of this Agreement and the Bill of Sale has been duly authorized by the Company. This Agreement and the Bill of Sale each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

(c) THE COMPANY DOES NOT MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE TRANSFERRED ASSETS, THE LITIGATION, THE SETTLEMENT AGREEMENTS OR THE TRANSFERRED LIABILITIES, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, CONDITION, VALUE, LOCATION, QUANTITY OR OTHERWISE OR THE VIABILITY OR LIKELIHOOD OF SUCCESS OF ANY OF THE CLAIMS FOR PAYMENT INCLUDED IN THE TRANSFERRED ASSETS, AND THE COMPANY EXPRESSLY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY. THE TRANSFERRED ASSETS AND THE TRANSFERRED LIABILITIES ARE BEING CONVEYED “AS-IS,” “WHERE-IS” AND “WITH ALL FAULTS.”

ARTICLE III

COVENANTS

3.1 Continued Assistance. From time to time, each Party shall, at the other Party’s reasonable request and without further consideration, execute, acknowledge and deliver to such other Party such documents, instruments or assurances as the other Party may reasonably request to more effectively assign, convey and transfer any of the Transferred Assets or accept, assume and discharge all of the Transferred Liabilities.

3.2 Company Trademarks and Other Assets. It is expressly agreed that CMC is not acquiring any right, title or interest in (a) any trademarks, service marks, logos, trade names, domain names or other intellectual property rights of the Company or any of its subsidiaries (other than CMC) or in any trademark, service mark, logo, trade name, domain name or other intellectual property incorporating the words “American Surgical Holdings,” “Brazos SA Services,” “Fort Bend SA Services,” “Pasadena SA Services,” “Richmond SA Services,” “Sugar Land SA Services,” “Woodbridge SA Services,” “American Surgical Assistants” or “ATS Services” or the logo of the Company or any of its subsidiaries, or any part, variation or derivative thereof (collectively, “Company Trademarks”) or (b) any of the assets of the Company or any of its subsidiaries (other than the Transferred Assets). Neither CMC nor any of its affiliates shall make any direct or indirect use of any Company Trademarks or any other assets of the Company or any of its subsidiaries (other than the Transferred Assets) or make any reference to the Company or its affiliates in any materials, websites, telephone numbers or any other information or documents of CMC or any of its affiliates except that CMC may use the Company’s name solely to the extent necessary to pursue recovery of amounts payable pursuant to Settlement Agreements and in connection with the Litigation as contemplated by Sections 3.3 through 3.8 below, but subject to the limitations set forth in this Agreement including those set forth in Section 3.7.

3.3 Collection of UHC Settlement Compensation and Prosecution of Claims; Satisfaction of UHC Transferred Liabilities. CMC agrees to the following:

(a) In the event that the Company materially breaches its obligations pursuant to Section 3.4 below, if CMC provides the Company with written notice of such material breach and the Company fails to cure such breach within 30 days of receipt of such written notice, then CMC shall have the right to direct the Company’s attorneys to take action to submit claims, respond to questions from any claims administrator, the court or third party, and collect payments in each case pursuant to the UHC Settlement Agreement and further pursue the Company’s claims in the UHC Pending Litigation included in the Transferred Beneficial Interests provided that CMC may only take any such action (i) as a class member (but not as a named or lead plaintiff in any such UHC Pending Litigation), (ii) in good faith and (iii) in compliance with all applicable Laws (as defined in the Merger Agreement).

(b) CMC shall not (and the Company and its subsidiaries shall not be required to) (i) become a named or lead plaintiff in any UHC Pending Litigation or otherwise take any action in connection with the UHC Pending Litigation, other than actions required to be taken by all absent class members to perfect and collect recoveries for their claims as set forth in 3.3(a) or (ii) bring any other action, suit or other proceeding against any person or entity before any Governmental Entity (as defined in the Merger Agreement), regardless of whether such action, suit or other proceeding is related to services rendered prior to June 30, 2008 that have previously been denied or underpaid by insurance carriers of the Company or any of its subsidiaries.

3.4 Cooperation on the UHC Matter by CMC and the Company. In connection with the collection of the UHC Settlement Compensation and the prosecution of claims related to the Litigation, CMC and the Company agree that so long as CMC complies with the terms of this Agreement:

(a) The Company shall not transfer any of the UHC Released Claims to CMC pursuant to this Agreement, but the Company shall remain record holder and owner of legal title thereof for purposes of the UHC Pending Litigation and the UHC Settlement Agreement.

(b) The Company will continue to permit the Law Office of Stephen W. Boyd & Associates, P.L.L.C. (“Boyd”) or Connnelly•Baker•Wotring LLP (“CBW”) to act as its attorneys of record in connection with the UHC Pending Litigation and the UHC Settlement Agreement, and as the Company’s sole agent and attorney for the collection of amounts payable thereunder. The Company, acting solely through Boyd or CBW as its attorneys, shall, if requested in writing by CMC, submit claims pursuant to the UHC Settlement Agreement, respond to inquiries regarding the claims submitted, collect payments pursuant to the UHC Settlement Agreement, and take such other and further actions and execute such documents as are reasonably requested in writing by CMC, consistent with the terms of this Agreement, to recover under the UHC Settlement Agreement on behalf of the Company in connection with the UHC Pending Litigation. Except as permitted by this Agreement and subject to Section 3.7, the Company shall not knowingly take any actions that are intended to delay or prevent CMC from obtaining the maximum amount available to it pursuant to the UHC Settlement Agreement; provided, however, that any action taken by the Company or any of its subsidiaries in the ordinary course of its business will not be deemed to be a violation of this Agreement.

(c) CMC shall be responsible for (and shall promptly reimburse the Company for) all legal fees and expenses, if any, payable by the Company or any of its subsidiaries to Boyd or CBW as well as all other costs, fees or expenses of any kind incurred by the Company or any of its subsidiaries in connection with the UHC Pending Litigation or the UHC Settlement Agreement or any action taken by the Company pursuant to this Agreement or otherwise at the request of CMC in connection with the UHC Pending Litigation.

(d) As attorney of record for the Company, Boyd or CBW is authorized to direct the claims administrator under the UHC Settlement Agreement (and any person authorized to distribute settlement funds or the court with respect to the UHC Pending Litigation) to remit, directly to Boyd or CBW, amounts collected or to be paid with respect to claims of the Company under the UHC Settlement Agreement or otherwise in connection with the UHC Pending Litigation, less and except the UHC Litigation Attorneys’ Fees (as defined below).

(e) Boyd or CBW is authorized to retain out of any UHC Settlement Compensation its attorneys’ fees and expenses payable pursuant to the terms of its engagement agreement with the Company out of the UHC Settlement Compensation, as well as amounts payable to the other of them pursuant to the terms of its engagement agreement with the Company (collectively, the “UHC Litigation Attorneys’ Fees”), provided that Boyd or CBW is further directed to remit the other of them the amount of all UHC Litigation Attorneys’ Fees payable to the other law firm directly to that firm within three business days following receipt of collections by Boyd or CBW, as the case may be, with respect to claims of the Company under the UHC Settlement Agreement or otherwise in connection with the UHC Pending Litigation.

(f) The Company shall remit any and all amounts that it receives with respect to claims of the Company under the UHC Settlement Agreement or otherwise in connection with the UHC Pending Litigation to Boyd or CBW or CMC promptly, and in any event within three business days, for disposition by Boyd or CBW or CMC as provided above.

(g) In the unlikely event that any claims administrator or court with respect to the UHC Pending Litigation determines that this Agreement compromises the Company’s claim(s), in any manner whatsoever, in the UHC Pending Litigation or under the UHC Settlement Agreement, provisions of this agreement and in the Bill of Sale relating to conveyance of the Transferred

Beneficial Interest to CMC shall be void and of no effect. It is the intention of the parties to this Agreement to preserve the Company’s ability to file a claim under the UHC Settlement Agreement and in the UHC Pending Litigation and to recover the full amount to which it is entitled under the UHC Settlement Agreement or applicable law. If any claims administrator or court were to determine that the conveyance of the Transferred Beneficial Interests under this Agreement prejudices the Company’s claim under the UHC Settlement Agreement (which the Parties have hereby agreed shall cause such conveyance to be void and of no effect), then the Company agrees that it will compensate CMC by cash payment in an amount equal to the amount of the funds received by the Company from the UHC Settlement Agreement (or the amount otherwise collected by the Company in connection with the UHC Pending Litigation) in a manner that will not violate the terms of the UHC Settlement Agreement or ruling of any court and/or claims administrator.

Notwithstanding the foregoing, the Company shall not be required to take any action pursuant to this Section 3.4, other than actions taken generally by all class members in the UHC Pending Litigation in good faith that are necessary to collect amounts payable to the Company pursuant to the UHC Settlement Agreement.

3.5 Participation in Aetna Class Litigation and Other Potential Class Litigation, and Satisfaction of Aetna Transferred Liabilities and Other Potential Transferred Liabilities. CMC agrees to the following:

(a) In the event that the Company materially breaches its obligations pursuant to Section 3.6 below, if CMC provides the Company with written notice of such material breach and the Company fails to cure such breach within 30 days of receipt of such written notice, then CMC shall have the right, subject to the other terms of this Agreement (including Section 3.7), to direct the Company’s attorneys to take such action as reasonably necessary to participate and “opt in” to the Aetna Class Litigation (if and when a class action is certified and the Company is permitted to join it) and the Other Potential Class Litigation (if, as and when such class actions are filed, certified and the Company is permitted to join them) in each case as a class member (but not as a named or lead plaintiff in any such Aetna Class Litigation or Other Potential Class Litigation), to have the Company provide reasonable access to the Company’s records, evidence, and witnesses to pursue the Aetna Class Litigation and the Other Potential Class Litigation, and in the event of a class action settlement, to submit claims pursuant to the terms of such settlement, respond to questions from any claims administrator, the court or third party, and collect payments in each case pursuant to any such class action settlement and further pursue the Company’s claims in the Aetna Class Litigation and the Other Potential Class Litigation included in the Transferred Beneficial Interests, provided that CMC may only take any such action (i) as a class member (but not as a named or lead plaintiff in any such Aetna Class Litigation or Other Potential Class Litigation), (ii) in good faith, and (iii) in compliance with all applicable Laws (as defined in the Merger Agreement).

(b) CMC shall not (and the Company and its subsidiaries shall not be required to) (i) become a named or lead plaintiff in any Aetna Class Litigation or Other Potential Class Litigation or otherwise take any action in connection with the Aetna Class Litigation or the Other Potential Class Litigation, other than actions required to be taken by all absent class members to perfect and collect recoveries for their claims as set forth in 3.5(a) or (ii) bring any other action, suit or other proceeding against any person or entity before any Governmental Entity (as defined in the Merger Agreement), regardless of whether such action, suit or other proceeding is related to services rendered prior to December 31, 2008 that have previously been denied or underpaid by insurance carriers of the Company or any of its subsidiaries. To the extent not done so prior to the date hereof, CMC shall promptly dismiss, or cause the Company and its subsidiaries to dismiss, the Current Aetna Litigation.

3.6 Cooperation on the Aetna Matter and Other Potential Matters by CMC and the Company. In connection with the prosecution of claims in the Aetna Class Litigation and the Other Potential Class Litigation and the collection of any Aetna Settlement Compensation and any Other Potential Settlement Compensation, CMC and the Company agree that so long as CMC complies with the terms of this Agreement:

(a) The Company shall not transfer any of the Aetna Released Claims or the Other Potential Released Claims to CMC pursuant to this Agreement, but the Company shall remain record holder and owner of legal title thereof for purposes of the Aetna Class Litigation, the Other Potential Class Litigation, the Aetna Settlement Agreement, if any, and the Other Potential Settlement Agreement, if any.

(b) Following assignment of the Transferred Assets and assumption of the Transferred Liabilities pursuant to the Bill of Sale, the Company will permit Boyd or CBW to act as its attorneys of record in connection with the Aetna Class Litigation, the Other Potential Class Litigation, the Aetna Settlement Agreement, if any, and the Other Potential Settlement Agreement, if any, as the Company’s sole agent and attorney for the collection of any amounts payable thereunder. The Company, acting solely through Boyd or CBW as its attorneys, shall, if requested in writing by CMC, (i) take such actions and execute such documents for the Company to “opt in” to the Aetna Class Litigation and the Other Potential Class Litigation and to recover under the Aetna Class Litigation and the Other Potential Class Litigation, including submitting claims pursuant to any Aetna Settlement Agreement and any Other Potential Settlement Agreement, in each case as a class member (but not as a named or lead plaintiff in any such Aetna Class Litigation or Other Potential Class Litigation), (ii) respond to inquiries regarding the claims submitted, (iii) collect payments pursuant to any Aetna Settlement Agreement and any Other Potential Settlement Agreement, and (iv) take such other and further actions and execute such documents reasonably requested in writing by CMC as a class member (but not as a named or lead plaintiff in any such Aetna Class Litigation or Other Potential Class Litigation), consistent with the terms of this

Agreement, to recover under any Aetna Settlement Agreement and any Other Potential Settlement Agreement on behalf of the Company in connection with the Aetna Class Litigation and the Other Potential Class Litigation. Except as permitted by this Agreement and subject to Section 3.7, the Company shall not knowingly take any actions that are intended to delay or prevent CMC from obtaining the maximum amount available to it pursuant to any Aetna Settlement Agreement or any Other Potential Settlement Agreement; provided, however, that any action taken by the Company or any of its subsidiaries in the ordinary course of its business will not be deemed to be a violation of this Agreement.

(c) CMC shall be responsible for (and shall promptly reimburse the Company for) all legal fees and expenses, if any, payable by the Company or any of its subsidiaries to Boyd or CBW with respect to the Aetna Class Litigation and the Other Potential Class Litigation as well as all other costs, fees or expenses of any kind incurred by the Company or any of its subsidiaries in connection with the Aetna Class Litigation and the Other Potential Class Litigation or any settlement of that matter or any action taken by the Company pursuant to this Agreement or otherwise in connection with the Aetna Class Litigation and the Other Potential Class Litigation.

(d) As attorney of record for the Company, Boyd or CBW is authorized to direct Aetna, any escrow agent, claims administrator or court with respect to the Aetna Class Litigation or the Other Potential Class Litigation or under any Aetna Settlement Agreement or Other Potential Settlement Agreement (and any person authorized to distribute settlement funds), to remit, directly to CMC all Aetna Proceeds and all Other Potential Proceeds collected or to be paid to the Company with respect to claims of the Company under any Aetna Settlement Agreement or any Other Potential Settlement Agreement or otherwise in connection with the Aetna Class Litigation or the Other Potential Class Litigation, less and except the Aetna Litigation Attorneys’ Fees (as defined below) or the Other Potential Attorneys’ Fees (as defined below).

(e) Boyd or CBW is authorized to retain out of any Aetna Proceeds or any Other Potential Proceeds, as the case may be, its attorneys’ fees and expenses payable pursuant to the terms of its engagement agreement with the Company regarding the Aetna Class Litigation or the Other Potential Class Litigation, as the case may be, as well as amounts payable to the other of them pursuant to the terms of its engagement agreement with the Company relating to the Aetna Class Litigation or the Other Potential Class Litigation, respectively (collectively, the “Aetna Litigation Attorneys’ Fees” and the “Other Potential Litigation Attorneys’ Fees”, as the case may be), provided that Boyd or CBW is further directed to remit the amount of all Aetna Litigation Attorneys’ Fees and all Other Potential Litigation Attorneys’ Fees payable to the other of them directly to that firm within three business days following receipt of collections by Boyd or CBW with respect to claims of the Company under any Aetna Settlement Agreement or any Other Potential Settlement Agreement or otherwise in connection with the Aetna Class Litigation or the Other Potential Class Litigation.

(f) The Company shall remit any and all Aetna Proceeds or Other Potential Proceeds that it receives with respect to claims of the Company in connection with the Aetna Class Litigation or the Other Potential Class Litigation or under any Aetna Settlement Agreement or any Other Potential Settlement Agreement to Boyd or CBW or CMC promptly, and in any event within three business days, for disposition by Boyd or CBW or CMC as provided above.

(g) In the unlikely event that any claims administrator or court with respect to the Aetna Class Litigation or the Other Potential Class Litigation determines that this Agreement compromises the Company’s claim(s), in any manner whatsoever, in the Aetna Class Litigation or the Other Potential Class Litigation or under any Aetna Settlement Agreement or any Other Potential Settlement Agreement, provisions of this agreement and in the Bill of Sale relating to conveyance of the Transferred Beneficial Interest to CMC shall be void and of no effect. It is the intention of the parties to this Agreement to preserve the Company’s ability to file a claim under any Aetna Settlement Agreement and any Other Potential Settlement Agreement and in the Aetna Class Litigation and any Other Potential Class Litigation and to recover the full amount to which it may become entitled under any Aetna Settlement Agreement or Other Potential Settlement Agreement or applicable law. If any claims administrator or court were to determine that the conveyance of the Transferred Beneficial Interests under this Agreement prejudices the Company’s claim under any Aetna Settlement Agreement or under any Other Potential Settlement Agreement (which the Parties have hereby agreed shall cause such conveyance to be void and of no effect), then the Company agrees that it will compensate CMC by cash payment in an amount equal to the amount of the funds received by the Company from any Aetna Settlement Agreement or any Other Potential Settlement Agreement (or the amount otherwise collected by the Company in connection with the Aetna Class Litigation or the Other Potential Class Litigation, as the case may be) in a manner that will not violate the terms of any Aetna Settlement Agreement or any Other Potential Settlement Agreement or ruling of any court and/or claims administrator.

3.7 Provisions applicable to all Litigation and all Settlement Agreements. Notwithstanding anything to the contrary in this Agreement, the following provisions shall apply to the Company’s and CMC’s activities related to all of the Litigation, Transferred Assets and Settlement Agreements. To the extent that the other provisions of this Agreement conflict with this Section 3.7, the terms of this Section 3.7 shall control.

(a) CMC agrees to satisfy the Transferred Liabilities as soon as reasonably possible and to preserve a minimum of $25,000 for the satisfaction of Transferred Liabilities until the date the Aetna Class Litigation and the Other Potential Class Litigation is settled (or a final judgment is rendered in connection therewith). CMC agrees to indemnify and hold the Company and its affiliates harmless against the Transferred Liabilities and any and all claims, obligations, liability, cost and expense associated with the Transferred Liabilities.

(b) In connection with pursuing or settling the Litigation or otherwise fulfilling its obligations under this Agreement, (i) the Company shall not be required to (and CMC shall not) initiate any new lawsuits or other proceedings outside of the Aetna Class Litigation or the Other Potential Class Litigation of any type (even if such lawsuits or proceedings outside of the Aetna Class Litigation or the Other Potential Class Litigation relate to the matters that are the subject of such Aetna Class Litigation or Other Potential Class Litigation, as the case may be), or enter into any agreement other than those agreements that are customary for class actions of this type, (ii) neither the Company nor any of its subsidiaries shall be required to (and CMC shall not) become a named or lead plaintiff in any Litigation, (iii) the Company shall have no obligation to take any action unless requested to do so in writing and then only if such action is consistent with the terms of this Agreement, (iv) the Company shall not be responsible for the outcome of any Litigation, (v) the Company shall not be required to pay any fees, expenses or other amount to Boyd or CBW other than from UHC Settlement Compensation, Aetna Proceeds or Other Potential Proceeds or proceeds received pursuant to the Settlement Agreements, in each case as contemplated by this Agreement, and (vi) any agreements, releases, waivers or other documents required or permitted to be executed by the Company or any subsidiary in connection with such matters must be signed by an officer of the Company who is designated by the board of directors of the Company to do so. CMC agrees that it will keep the Company informed (pursuant to the notice provision of Section 4.13) on a current basis of all material developments in all Litigation and will provide the Company with a copy of any documents it files or submits to the court or any escrow agent or claims administrator promptly, but no later than three (3) days, after filing or submission thereto.

ARTICLE IV

GENERAL PROVISIONS

4.1 Survival. All representations, warranties, covenants and agreements contained in this Agreement or in the Bill of Sale shall be deemed to be material and to have been relied upon by the Parties and shall survive the consummation of the transactions contemplated by this Agreement and the Bill of Sale.

4.2 Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

4.3 Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Parties and their respective successors and assigns; provided, however, that any assignment of any rights or obligations of CMC must be first agreed to in writing by the Company.

4.4 Complete Agreement. This Agreement, those documents expressly referred to herein and the other documents executed in connection with the Merger Agreement embody the complete agreement and understanding among the Parties and supersede and preempt any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way.

4.5 Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement and the Bill of Sale will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

4.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

4.7 Remedies. Each of the Parties will be entitled to enforce its rights under this Agreement and the Bill of Sale specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The Parties agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

4.8 Amendment and Waiver. This Agreement and the Bill of Sale may not be amended, modified or supplemented except by written agreement of the Parties. Any agreement on the part of a Party to any extension or waiver of any provision hereof shall be valid only if set forth in an instrument in writing signed on behalf of such Party. A waiver by a Party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any Party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

4.9 No Inducement. CMC hereby acknowledges and agrees that it has not been induced to execute this Agreement or the Bill of Sale by any statement, act or representation of any kind or character by anyone, except as contained in this Agreement. CMC further acknowledges and agrees that it has fully reviewed this Agreement and the Bill of Sale and has full knowledge of their respective terms, and executes this Agreement and the Bill of Sale of its own choice and free will, after having received the advice of its attorney(s).

4.10 Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

4.11 Effectiveness. This Agreement shall be a binding obligation of the Parties as of the date it is executed; provided, that in the event that the Merger Agreement is terminated prior to the Effective Time, this Agreement shall be deemed void and of no further force and effect.

4.12 Potential Conflict of Counsel. Boyd and CBW have advised the parties to this Agreement and the parties have acknowledged their understanding that in the event that CMC and the Company reach a disagreement over the management and handling of the UHC Pending Litigation, Aetna Class Litigation, Other Potential Class Litigation or other legal claims or defenses in connection with or arising out of this litigation handled by Boyd or CBW that Boyd or CBW may have a conflict of interest in continuing as counsel for the Company. At such time as Boyd or CBW determines that its continuing representation of the Company is affected by a conflict requiring a waiver, the parties recognize that they will either be required to provide a waiver from Boyd or CBW or Boyd or CBW may be forced to withdraw from continuing to represent the Company in the pending litigation. The parties recognize that Boyd’s or CBW’s withdrawal in these circumstances will not prejudice its rights to recover under its compensation agreement or in quantum meruit or under any other applicable legal theory. The parties also agree that in reviewing and commenting upon this agreement, neither Boyd nor CBW has served as counsel for any party and that the parties have relied upon other counsel of their choosing to provide legal representation regarding this Agreement.

4.13 Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, sent by fax, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

If to the Company:

c/o Great Point Partners, LLC

165 Mason Street, 3rd Floor

Greenwich, CT 06830

Attention: Adam B. Dolder

Fax: (203) 971-3320

with a copy to:

(which shall not constitute notice to the Company)

McDermott Will & Emery LLP

227 West Monroe Street

Chicago, IL 60606

Attention: Brooks B. Gruemmer

Fax: (312) 984-7700

If to CMC:

10039 Bissonnet Suite 250

Houston, TX 77036

Attn: Henry Toh

Fax: (713) 779-9862

with a copy to:

Kathleen L. Deutsch, P.A.

Broad and Cassel

One North Clematis Street

Suite 500

West Palm Beach, FL 33401

Fax: (561) 650-1130

And

Stephen W. Boyd

Law Offices of Stephen W. Boyd & Associates, P.L.L.C.

12001 Network Blvd., Suite 200

San Antonio, TX 78249

Fax: (210) 377-3580

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by a duly authorized officer on as of the date first written above.

AMERICAN SURGICAL ASSISTANTS, INC.
a Texas corporation

By:
Name:
Title:

CMC ASSOCIATES, LLC a Delaware limited liability company

By:
Name:
Title:

EXHIBIT A

GENERAL ASSIGNMENT, BILL OF SALE

AND ASSUMPTION OF LIABILITIES

This General Assignment, Bill of Sale and Assumption of Liabilities (this “Bill of Sale”) is made and entered into as of [            ], 2010, by and between Assignor American Surgical Assistants, Inc., a Texas corporation (the “Company”), and CMC Associates, LLC, a Delaware limited liability company (“CMC”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Formation Agreement.

WHEREAS, Assignor and Assignee have entered into that certain Formation Agreement dated as of December [    ], 2010 (the “Formation Agreement”); and

WHEREAS, the Company is a class member or party in the Litigation more fully described on Schedule 1;

WHEREAS, in order to consummate the Contribution described in the Formation Agreement, Assignor and Assignee are entering into this Bill of Sale to consummate the transfer of the assets described on Schedule 2 (the “Transferred Assets”) and the liabilities described on Schedule 2 (the “Transferred Liabilities”) as contemplated therein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby agreed and acknowledged:

Assignor hereby sells, transfers, conveys, assigns and delivers to Assignee all of its right, title and interest in and to all of the Transferred Assets together with, and subject to, the Transferred Liabilities.

THE COMPANY DOES NOT MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE TRANSFERRED ASSETS, THE LITIGATION, THE SETTLEMENT AGREEMENTS OR THE TRANSFERRED LIABILITIES, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, CONDITION, VALUE, LOCATION, QUANTITY OR OTHERWISE OR THE VIABILITY OR LIKELIHOOD OF SUCCESS OF ANY OF THE CLAIMS FOR PAYMENT INCLUDED IN THE TRANSFERRED ASSETS, AND THE COMPANY EXPRESSLY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY. THE TRANSFERRED ASSETS AND THE TRANSFERRED LIABILITIES ARE BEING CONVEYED “AS-IS,” “WHERE-IS” AND “WITH ALL FAULTS.”

Assignee hereby accepts, assumes and agrees to pay, satisfy, perform and fully discharge all Transferred Liabilities pursuant to the terms of the Formation Agreement.

* * * * * * * * * * * * * * * * * *

IN WITNESS WHEREOF, each of the Parties has caused this Bill of Sale to be executed on its behalf by a duly authorized officer on as of the date first written above.

ASSIGNOR:

AMERICAN SURGICAL ASSISTANTS, INC. a Texas Corporation

By:
Name:
Title:

ASSIGNEE:

CMC ASSOCIATES, LLC a Delaware limited liability company

By:
Name:
Title:

[Signature Page to CMC Associates Formation Agreement]

SCHEDULE 1

LITIGATION

The following is the “Litigation”:

American Medical Association v. United Healthcare Corporation, et al., 00 Civ. 2800, is pending in the United States District Court for the Southern District of New York

In re: Aetna, Inc., Out-of-Network “UCR” Rates Litigation, District of New Jersey Master Cause Number: 07-3541 (FSH), is pending in the District of New Jersey, Individual Case Number: 09-4042 (FSH)

American Medical Association et. al v. Wellpoint, Inc., CV09-2039, in the United States District Court for the Central District of California

Future class action litigation that may be filed against Cigna/Great West in which the Company may participate to the extent it has claims for payment of services rendered prior to December 31, 2008

SCHEDULE 2

TRANSFERRED ASSETS AND TRANSFERRED LIABILITIES

The following described assets are the “Transferred Assets”:

all of the Company’s right, title and interest in and to the following assets:

(A)	up to $100,000 in cash;

(B)	all of the Company’s equitable title to and beneficial interest in the UHC Settlement Compensation arising out of and in connection with the UHC Pending Litigation and the UHC Released Claims

(C)	all of the Company’s rights to participate in the Aetna Class Litigation, all of the Company’s equitable title to and beneficial interest in any Aetna Settlement Compensation or any other proceeds payable to the Company pursuant to any judgment rendered in the Aetna Class Litigation and the Aetna Released Claims (collectively, the “Aetna Proceeds”),

(D)	all of the Company’s rights to participate in any Other Potential Class Litigation, all of the Company’s equitable title to and beneficial interest in any Other Potential Settlement Compensation or any other proceeds payable to the Company pursuant to any judgment rendered in the Other Potential Class Litigation and the Other Potential Released Claims (collectively, the “Other Potential Proceeds”), provided, that any rights, proceeds, recoveries of money and other value arising out of or in connection with any agreement entered into by the Company or any of its subsidiaries that relate to the ongoing business operations of the Company or any of its subsidiaries on or after the date hereof (even if such agreement is entered into in connection with the settlement or other resolution of any of the Litigation) or arising out of or in connection with any services to be provided by the Company or its subsidiaries after the date hereof; and all interests, rights and properties of the Company and its subsidiaries not specifically included in the definition of the Transferred Assets, shall not be considered Aetna Proceeds or Other Potential Proceeds and are hereby expressly reserved and retained by the Company;

The following described liabilities are the “Transferred Liabilities”: all obligations and liabilities of the Company and its subsidiaries relating to or arising in connection with, the Litigation, the Settlement Agreements, the Released Claims, the Transferred Beneficial Interests and the Transferred Assets, whether known or unknown, contingent, absolute or otherwise.